UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2011

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 S.W. 145 Avenue, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(954) 364-6900

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition.

        On January 6, 2011, Elizabeth Arden, Inc. (the "Company") issued a press release announcing an update to the Company's expectations for its previously issued guidance related to its net sales and earnings per diluted share for its second fiscal quarter ended December 31, 2010. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

        On January 6, 2011, the Company issued a press release to announce (i) that the Company has commenced a cash tender offer and consent solicitation for any and all of its 7 3/4% Senior Subordinated Notes due 2014 and (ii) that the Company intends to enter into an amended and restated asset-based revolving credit facility. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        Also on January 6, 2011, the Company issued a press release to announce that, subject to market and other conditions, it plans to offer $225,000,000 aggregate principal amount of Senior Notes due 2021. The Company intends to use the net proceeds to repurchase any and all of its 7 3/4% Senior Subordinated Notes due 2014 pursuant to a cash tender offer and consent solicitation launched on January 6, 2011. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit

99.1	Press release of Elizabeth Arden, Inc., dated as of January 6, 2011.
99.2	Press release of Elizabeth Arden, Inc., dated as of January 6, 2011.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Date: January 6, 2011	/s/ Marcey Becker

Marcey Becker Senior Vice President Finance and Corporate Development